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                                                                     EXHIBIT 21.

                      Subsidiaries of Hycor Biomedical Inc.


                                                          State of
                      Name                                Incorporation
                      ----                                -------------
               Hycor Biomedical GmbH                      Germany
               Medical Specialties International Inc.     New Jersey
               Hycor Biomedical SAS                       France
               Cogent Diagnostic Limited                  Scotland
               Hycor International Inc.                   US Virgin Islands




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